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                                                                   Exhibit 10.16


                          BOSTON SCIENTIFIC CORPORATION

                        1992 EMPLOYEE STOCK PURCHASE PLAN
                 (Incorporating Amendments Thru February, 1995)

     1. Purpose. The Plan is intended to encourage ownership of Stock by employees of the Company and any Related Corporations and to provide additional incentive for the employees to promote the success of the business of the Company and any Related Corporations. It is intended that the Plan shall be an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     2. Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

          (a) Beneficiary means the person designated as beneficiary on the Optionee's Membership Agreement or, if no such beneficiary is named or no such Agreement is in effect at the Optionee's death, his or her beneficiary as determined under the provisions of the Company's program of life insurance for employees.

          (b) Board means the Board of Directors of the Company.

          (c) Code means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

          (d) Committee means a committee of the Board consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan. For any period during which no such committee is in existence, all authority and responsibility assigned the Committee under this Plan shall be exercised, if at all, by the Board.

          (e)  Company   means  Boston   Scientific   Corporation,   a  Delaware
     corporation (or any successor corporation).

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          (f)  Compensation  means the total  taxable  cash  compensation  of an
     Optionee, exclusive of expense reimbursement or relocation allowances, for the calendar year last ended prior to the Offering Commencement Date.

          (g) Eligible Employee means a person who is eligible under the provisions of Section 7 to receive an Option as of a particular Offering Commencement Date.

          (h) Fair Market Value means, as of any given date, the last reported sales price of the Stock as reported in The Wall Street Journal for such date or, if either no such sale is reported or the stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

          (i) Membership Agreement means an agreement whereby an Optionee authorizes a Participating Employer to withhold payroll deductions from his or her Compensation and otherwise is in such form as the Committee may specify.

          (j) Offering Commencement Date means any date on which Options are granted under the Plan as determined by the Committee pursuant to Section 8.

          (k) Offering Period means a period of approximately six months duration, beginning on an Offering Commencement Date and ending on the last business day of the sixth calendar month ending after such date, during which Options are granted and outstanding under the Plan pursuant to a determination by the Committee under Section 4.

          (l) Offering Termination Date means the last business day of an Offering Period, on which Options must, if ever, be exercised.

          (m) Option means an option to purchase shares of Stock granted under the Plan.

          (n) Optionee means an Eligible Employee to whom an Option is granted.

          (o) Option Shares means shares of Stock purchasable under an Option.

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          (p)   Participating   Employer   means  the  Company  or  any  Related
     Corporation which is designated by the Committee as a corporation whose Eligible Employees are to receive Options as of a particular Offering Commencement Date.

          (q) Plan means this Boston Scientific Corporation 1992 Employees' Stock Purchase Plan, as set forth herein and as it may be amended from time to time.

          (r) Related Corporation means any corporation which is or during the term of the Plan becomes a parent corporation of the Company, as defined in
     Section 424(e) and (g) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) and (g) of the Code.

          (s) Stock means the Class B non-voting common stock, $.01 par value per share, of the Company.

     3. Term of Plan. The Plan shall become effective upon approval of the Plan by the shareholders of the Company. No option shall be granted under the Plan on or after the tenth anniversary of such approval but Options theretofore granted may extend beyond that date.

     4. Administration. The Plan shall be administered by the Committee, which shall determine from time to time whether to grant Options under the Plan as of any date otherwise qualifying as an Offering Commencement Date. The Committee shall further determine which (if any) Related Corporation shall be Participating Employers as of each Offering Commencement Date. The Committee shall have authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to resolve all disputes arising under the Plan, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan.

     5. Amendment and Termination. The Board may terminate or amend the Plan at any time and from time to time; provided, however, that the Board may not, without approval of the shareholders of the Company in a manner satisfying the requirements of Section 423 of the Code, increase the maximum number of shares of Stock purchasable under the Plan or change the description of individuals


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eligible to receive  Options.  No  termination  of or  amendment to the Plan may adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee's consent.

     6. Shares of Stock Subject to the Plan. No more than an aggregate of 500,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated by Section 9.6, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

     7. Eligibility. Each employee of a Participating Employer shall be granted an Option on each Offering Commencement Date on which such employee meets all of the following requirements:

          (a) The employee is customarily employed by a Participating Employer for more than twenty hours per week and has been employed by one or more Participating Employers for at least twelve consecutive months prior to the applicable Offering Commencement Date.

          (b) The employee will not, after grant of the Option, own stock possessing five or more percent of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this paragraph (b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

          (c) Upon grant of the Option, the employee's rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the stock (determined as of


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     the grant date) for each calendar year in which such option is  outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code.

     8. Offering Commencement Dates. Options shall be granted on the first business day of any calendar month which is designated by the Committee as the beginning of an Offering Period.

     9. Terms and Conditions of Options.

     9.1. General. All Options granted on a particular Offering Commencement Date shall comply with the terms and conditions set forth in Sections 9.2 through 9.10. Subject to Sections 7(c) and 9.8, each Option granted on a particular Offering Commencement Date shall entitle the Optionee to purchase that number of shares equal to the lesser of (a) the result of five percent of the Optionee's Compensation divided by 85 percent of the Market Value of one share of Stock on the Offering Commencement Date and then rounded down, if necessary, to the nearest whole number and (b) any number of shares established by the Committee as an additional limitation on the maximum number of Option Shares available under every Option granted on that Offering Commencement Date.

     9.2. Purchase Price. The purchase price of Option Shares shall be 85% of the lesser of (a) the Market Value of the shares as of the Offering Commencement Date or (b) the Market Value of the shares as of the Offering Termination Date.

     9.3. Restrictions on Transfer. Options may not be assigned, transferred, pledged or otherwise disposed of. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee. Option Shares may not be assigned, transferred, pledged or other disposed of, except by will or under the laws of descent and distribution, until after the first anniversary of the Offering Termination Date on which acquired (or the death of the Optionee, if earlier), but thereafter may be sold or otherwise transferred without restriction. The Optionee shall agree in the Membership Agreement to notify the Company of any transfer of the Shares within two years of the Offering Commencement Date of those Shares. The Company shall have the right to place a legend on all stock certificates instructing the transfer agent to notify the Company of any transfer of the shares. The Company shall also have the right to place a legend on certificates setting forth the restriction on transferability of such shares.



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     9.4.  Expiration.  Each Option shall expire at the close of business on the
Offering Termination Date or on such earlier date as may result from the operation of Section 9.5.

     9.5. Termination of Employment of Optionee. If an Optionee ceases for any reason to be continuously employed by a Participating Employer, whether due to death, retirement, voluntary severance, involuntary severance, transfer, or disaffiliation of a Related Corporation with the Company, his or her Option shall immediately expire, and the Optionee's accumulated payroll deductions shall be returned to the Optionee or his or her Beneficiary, as the case may be, by the Company. For purposes of this Section 9.5, an Optionee shall be deemed to be employed throughout any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of ninety days or the period during which the Optionee's reemployment rights are guaranteed by statute or by contract. If the Optionee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first day of such leave of absence.

     9.6. Capital Changes Affecting the Stock. In the event that, between the Offering Commencement Date and the Offering Termination Date of an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share shall be proportionately adjusted. In the event that, after the Offering Commencement Date, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale of conveyance, substantially as a whole, of the property of the Company, the Optionee shall be entitled on the Offering Termination Date to receive shares of stock or other securities equivalent in kind and value to the shares of stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Offering Termination Date. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Optionee of such proposed recapitalization immediately upon its being recommended by the Board to the Company's shareholders, after which the Optionee shall have the right to exercise his or her Option prior to such recapitalization; if the Optionee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the Offering


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Commencement  Date,  there occurs a dissolution  or  liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

     9.7. Payroll Deductions. An Optionee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the personnel department of the Company at least ten business days prior to the beginning of such Offering Period a Membership Agreement indicating a percentage (which shall be a full integer between one and ten) of his or her Compensation which is to be withheld each pay period. The Optionee shall not be permitted to change the percentage of Compensation withheld during an Offering Period. However, the Optionee may withdraw all, but not less than all, of his or her accumulated payroll deductions by submitting a written request therefor to the personnel department of the Company no later than two weeks prior to the Offering Termination Date whereupon his or her payroll deduction for the remainder of the Offering Period shall cease. Any Membership Agreement in effect for an Offering Period shall remain in effect as to any subsequent Offering Period unless revoked by a withdrawal of the Optionee's accumulated payroll deduction amounts or modified by submission of a new Membership Agreement, or until the Optionee's termination of employment for any reason.

     9.8. Exercise of Options. On the Offering Termination Date the Optionee may purchase the number of shares purchasable by his or her accumulated payroll deductions, or, if less, the maximum number of shares subject to the Option as provided in Section 9.1, provided that:

          (a) If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee's accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan.

          (b) If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly.

Accumulated payroll deductions not withdrawn prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of Option


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Shares. Accumulated payroll deductions, to the extent in excess of the aggregate purchase price of the shares purchased by the Optionee on an Offering Termination Date, shall be refunded to the Optionee; provided, however, that where such excess is less than the purchase price for a single share of Stock on such Date, such excess shall not be refunded but instead shall be carried over and applied to the purchase of shares in the first following Offering Period (subject to the possibility of withdrawal by the Optionee in such Period in accordance with the terms of the Plan).

     9.9. Delivery of Stock. Except as provided below, within a reasonable time after the Offering Termination Date, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares purchased by the Optionee. A stock certificate representing the number of shares purchased will be issued in the participant's name only, or if the Participant so requests in writing, not later than the Offering Termination Date, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require that the Company or the Optionee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate.

     Notwithstanding the foregoing, the Company may elect to hold for the benefit of the Optionee any shares otherwise to be delivered to the Optionee pursuant to this Section 9.9, or to deliver the same to such agent or agents of the Company for the benefit of the Optionee as the Company may select, for the period transfer of such shares is limited by this Plan (and thereafter, until the Optionee requests delivery of such stock in writing). In that event, the Optionee shall have all of the rights of a shareholder in the shares so held by the Company or its agent, except as limited by the restriction on transferability, from and after the issuance of the same and the Company or its agent shall adopt reasonable procedures to enable the Optionee to exercise such rights. In the event of the Optionee's death while any shares are so held, such shares shall be delivered to the Optionee's Beneficiary promptly following the Committee's receipt of evidence satisfactory to the Committee of the Optionee's death.

     9.10. Return of Accumulated Payroll Deductions. In the event that the Optionee or his or her Beneficiary is entitled to the return of accumulated payroll


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deductions,   whether  by  reason  of  voluntary   withdrawal,   termination  of
employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of shares purchased, such amount shall be returned by the Company to the Optionee or the Beneficiary, as the case may be, as soon as practicable following the Offering Termination Date of the Offering Period in which the same were deducted. Accumulated payroll deductions held by the Company shall not bear interest nor shall the Company be obligated to segregate the same from any of its other assets.

     10. No Enlargement of Employment Rights. Neither the establishment or continuation of the Plan, nor the grant of any Option hereunder, shall be deemed to give any employee the right to be retained in the employ of the Company or a Related Corporation, or any successor to either, or to interfere with the right of the Company or such Corporation or successor to discharge the employee at any time.

     11. Tax Withholding. If, at any time, the Company or any Related Corporation is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection any exercise of an Option or transfer of shares of Common Stock, the Company or such Related Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom, and in the case of shares of Common Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Company or such Related Corporation the amount of taxes required to be withheld, or, in lieu thereof, the Company or such Related Corporation shall have the right to retain, or sell without notice, a sufficient number of shares of Common Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

     12. Governing Law. The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.


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                          BOSTON SCIENTIFIC CORPORATION

                        1992 EMPLOYEE STOCK PURCHASE PLAN

                                Second Amendment


     Pursuant to the provisions of Section 5 of Boston Scientific Corporation's 1992 Employee Stock Purchase Plan (the "Plan"), the Board of Directors of Boston Scientific Corporation hereby (i) amends Section 2(s) of the Plan to remove the expression "Class B non-voting", and (ii) amend Section 6 of the Plan to remove the expression "500,000" and replace it with the expression "1,500,000."

     All other terms and provisions of the Plan, and any options made thereunder, remain in full force and effect.